EX-ARCHER DANIELS MIDLAND EXECUTIVES TO BUILD ETHANOL LEADER

ALTERNATIVE ENERGY SOURCES, INC. COMPLETES INITIAL $12 MILLION FINANCING AND MERGER

KANSAS CITY, Mo., June 20 /PRNewswire-FirstCall/ -- Alternative Energy Sources, Inc. (OTC Bulletin Board: AENS) today announced the completion of a stock-to-stock merger with Beemer Energy, a privately held Delaware corporation engaged in the development of 'green-field' ethanol sites, the conversion of existing industrial facilities to ethanol production and the management of ethanol businesses. Alternative Energy Sources will retain Beemer Energy's senior management team led by CEO Mark A. Beemer and Chief Operating Officer Lee Blank. The merger resulted in Beemer Energy becoming a publicly traded company, and Beemer's management and board of directors have assumed operational control of Alternative Energy.

Concurrent with the closing of the merger, Alternative Energy Sources completed a $12 million private placement financing of common stock and warrants to a group of institutional and accredited investors. Initially targeting a $5 million financing, the private placement was significantly oversubscribed. The net proceeds from the financing will be used for general working capital purposes.

Mark Beemer, the Company's CEO, stated, 'This transaction represents the accomplishment of a major objective for the Company, and I am very excited about our growth potential in the ethanol space. We see an exciting and long term future in the production of renewable fuels and Alternative Energy Sources will be helping to meet the significant ethanol demand caused by the shift away from oil energy dependence to a renewable carbohydrate based fuel source. It is our immediate objective to construct several 110 million gallon ethanol plants in the Midwest intending to be a major player in forward consolidation of the industry focusing on 'lowest cost producer status' and major transportation infrastructures to provide a seamless pipeline of ethanol to the end user on any coast.'

Beemer and Blank bring extensive management and leadership abilities to Alternative Energy Sources. Both served in executive management positions with agri-processing giant Archer Daniels Midland Company, the largest producer of ethanol. Through their cumulative thirty-seven year roles they have navigated businesses through three droughts, used extensive hedging and risk management strategies, focused businesses on efficient rail and barge transportation modes, and managed a host of grain elevators and agricultural processing facilities throughout the Midwest. Blank commented, 'It is our intent to develop the most comprehensive ethanol manufacturing leadership team including all areas of ethanol sales, Dried Distillers Grains Merchandising (DDG's), coal merchandising, plant operations, and transportation/logistical consolidation.'


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About Alternative Energy Sources:

Alternative Energy Sources, Inc. is engaged in the business of constructing, owning and operating fuel grade ethanol plants. The Company anticipates the completion of permitting for two corn-based ethanol plants in Iowa by Fall, 2006, which are expected to be in commercial production in 2008. Each plant is expected to produce nearly 100 cars of ethanol per week. Intending to be the 'lowest cost producer' of ethanol, Alternative Energy Sources will be led by a seasoned management team who will call on their vast experience in grain trading, railroad negotiations, logistical economics and acquisitions to ensure success and growth.

Forward-Looking Statements:

This press release contains 'forward-looking statements' within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to exploit ethanol development and production opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward- looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, our inability to secure generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing , intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation.